LORAL
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Space & Communications

      600 Third Avenue
    New York, NY 10016

 FOR IMMEDIATE RELEASE
                                                                            NEWS

                                                        Contact: Jeanette Clonan
                                                                   John McCarthy
                                                                  (212) 697-1105

                  LORAL SKYNET DECLARES TELSTAR 4 A TOTAL LOSS

NEW YORK - September 22, 2003 - Loral Skynet, a subsidiary of Loral Space & Communications (OTC BB: LRLSQ), today said that it has been unable to re-establish contact with its Telstar 4 satellite and has declared the satellite a total loss. As previously reported, Telstar 4 experienced a short circuit of its primary power bus on September 19, 2003.

At the time of the satellite's failure, Loral Skynet initiated a comprehensive restoration plan that has provided capacity to nearly all Telstar 4 customers on Loral's Telstar 5, Telstar 6 and Telstar 7 satellites. Loral Skynet and Lockheed Martin, the manufacturer of the satellite, continue to work to identify the cause of the problem.

The satellite was insured for $141 million. Under Loral's agreement to sell its six North American satellites to Intelsat, the purchase price will be reduced by any insurance proceeds received by Loral. Loral continues to expect to complete the sale in a timely manner.

As previously planned, Loral will replace Telstar 4 at 89 degrees West in mid-2004 with the larger and more powerful Telstar 8 satellite, currently under construction at Space Systems/Loral. Telstar 8 carries a Ka-band payload, in addition to C- and Ku-band.

Telstar 4 covered the continental U.S., Alaska, Hawaii, Puerto Rico, U.S. Virgin Islands, and southern Canada. Telstar 4 was launched in September 1995.

Loral Space & Communications is a satellite communications company. It owns and operates a global fleet of telecommunications satellites used by television and cable networks to broadcast video entertainment programming, and by communication service providers, resellers, corporate and government customers for broadband data transmission, Internet services and other value-added communications services. Loral also is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. For more information, visit Loral's web site at www.loral.com.

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This document contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with

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the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company's annual report on Form 10-K for the fiscal year ended December 31, 2002, entitled "Certain Factors That May Affect Future Results," and the company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.